Exhibit 3.1: MEDITECH's Restated Articles of Organization

The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02018-1512

Restated Articles of Organization
(General Laws Chapter 156D, Section 10.07; 950 CMR 113.35)

(1) Exact name of corporation: Medical Information Technology, Inc.

(2) Registered office address (number, street, city or town, state, zip code): MEDITECH Circle, Westwood, MA 02090

(3) Date adopted (month, day, year): October 24, 2005

(4) Approved by: (check appropriate box)

X the directors without shareholder approval and shareholder approval was not required;
OR
   the board of directors and the shareholders in the manner required by G.L. Chapter 156D and the corporation's articles of organization.

(5) The following information is required to be included in the articles of organization pursuant to G.L. Chapter 156D, Section 2.02 except that the supplemental information provided for in Article VIII is not required:

Article I

The exact name of the corporation is: Medical Information Technology, Inc.

Article II

Unless the articles of organization otherwise provide, all corporations formed pursuant to G.L. Chapter 156D have the purpose of engaging in any lawful business. Please specify if you want a more limited purpose:

To manufacture, sell and lease products in the field of computer sciences; to engage in the business of applying computer technology to the delivery of medical care; to integrate medical, technical and managerial skills to provide total systems support of medical information requirements; and to engage in any business permitted under the laws of the Commonwealth of Massachusetts.

Article III

State the total number of shares and par value, if any, of each class of stock that the corporation is authorized to issue. All corporations must authorize stock. If only one class or series is authorized, it is not necessary to specify any particular designation.

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common Stock	40,000,000	$1.00

Article IV

Prior to the issuance of shares of any class or series, the articles of organization must set forth the preferences, limitations and relative rights of that class or series. The articles may also limit the type or specify the minimum amount of consideration for which shares of any class or series may be issued. Please set forth the preferences, limitations and relative rights of each class or series and, if desired, the required type and minimum amount of consideration to be received.

None

Article V

The restrictions, if any, imposed by the articles of organization upon the transfer of shares of any class or series of stock are:

No stockholder may sell, assign, transfer, pledge, or otherwise dispose of any shares of the capital stock of this corporation or any interest therein without first giving written notice thereof to the corporation specifying the terms and conditions of the proposed transfer, identifying the proposed transferee, and offering all such shares to the corporation for purchase by it.

Within thirty days after receipt of such notice the corporation may elect by written notice to such stockholder to purchase all such shares upon the same terms and conditions as are specified in the written notice to the corporation. If the corporation does not elect to purchase all such shares within such thirty-day period, such shares may then be transferred to the proposed transferee identified therein upon the terms and conditions specified in the written notice to the corporation at any time within the sixty-day period after the expiration of such thirty-day period. Upon such transfer within such sixty-day period or upon the expiration of such sixty-day period without any such transfer having been made, such shares shall again be subject to the restrictions on transfer imposed by this Article.

The restrictions on transfer imposed by this Article shall not apply to (i) a transfer from a stockholder to a trustee or trustees for his benefit or a transfer from a trustee or trustees to the beneficial owner of such stock, (ii) a transfer by will or by the laws of descent and distribution, or (iii) a transfer by operation of law.

Article VI

Other lawful provisions, and if there are no such provisions, this article may be left blank.

Article 6A. Transactions with Interested Persons

1. In the absence of bad faith, no contract or transaction by this Corporation shall be void, voidable or in any way affected by reason of the fact that it is with an Interested Person.

2. For the purposes of this Article, "Interested Person" means any person or organization in any way interested in this Corporation whether as an officer, director, stockholder, employee or otherwise, and any other entity in which any such person or organization is in any way interested.

3. In the absence of bad faith, no Interested Person, because of such interest, shall be liable to this Corporation or to any other person or organization for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

4. The provisions of this Article shall be operative notwithstanding the fact that the presence of an Interested Person was necessary to constitute a quorum at a meeting of directors or stockholders of this Corporation at which such contract or transaction was authorized or that the vote of an Interested Person was necessary for the authorization of such contract or transaction.

Article 6B. Shareholder Meetings

Meetings of Shareholders of the Corporation may be held anywhere in the United States.

Article 6C. Indemnification

1. Except as provided in Paragraphs 2 and 3, each Officer of this Corporation (and his heirs or personal representatives) shall be indemnified by this Corporation against all Expenses incurred by him in connection with any Proceeding in which he is involved as a result of his serving or having served as an Officer of this Corporation or, at the request of this Corporation, as an Officer of any other organization in which this Corporation owns shares or of which it is a creditor.

2. No indemnification shall be provided to an Officer with respect to a matter as to which it shall have been adjudicated in any proceeding that he did not act in good faith in the reasonable belief that his action was in the best interests of this Corporation.

3. In the event that a Proceeding is compromised or settled so as to impose any liability or obligation upon an Officer or this Corporation, no indemnification shall be provided to said Officer with respect to a matter if this Corporation has obtained an opinion of counsel that with respect to said matter said Officer did not act in good faith in the reasonable belief that his action was in the best interests of this Corporation.

4. For purposes of this Article,

(a) "Officer" means any person who serves or has served as director or in any other office filled by election or appointment by the Stockholders or the Board of Directors or, in the case of an organization other than a corporation, by an equivalent body;

(b) "Proceeding" means any action. suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency; and

(c) "Expense" means any liability fixed by a judgment, order, decree, or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in a Proceeding.

5. Nothing in this Article shall limit any lawful rights to indemnification existing independently of this Article.

Article VII

The effective date of organization of the corporation is the date and time the articles were received for filing if the articles are not rejected within the time prescribed by law. If a later effective date is desired, specify such date, which may not be later than the 90th day after the articles are received for filing: N/A

Specify the number(s) of the article(s) being amended: N/A

Signed by (signature of authorized individual): /s/ Barbara A. Manzolillo

   Chairman of the board of directors,
   President,
X Other officer,
   Court appointed fiduciary,

on this 23rd day of March, 2007.

COMMONWEALTH OF MASSACHUSETTS
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02109-1512

Restated Articles of Organization
(General Laws Chapter 156D, Section 10.07; 950 CMR 113.35)

I hereby certify upon examination of these restated articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $200 having been paid, said articles are deemed to have been filed with me this 26th day of March, 2007, at 1:25 p.m. (time)

Effective date (must be within 90 days of date submitted):_____________________________

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

Filing fee: Minimum filing fee $200, plus $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

TO BE FILLED IN BY CORPORATION
Contact Information:

Medical Information Technology Inc.
c/o Thomas J. LaFond LLP
53 State Street, Boston, MA 02109
Telephone: (617) 570-1990
Email: tlafond@goodwinprocter.com

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.